                                                                                                                                                                         Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-150627) pertaining to the Pioneer Southwest Energy Partners L.P. 2008 Long Term Incentive Plan of our reports dated March 5, 2009 with respect to the consolidated financial statements of Pioneer Southwest Energy Partners L.P. and the consolidated balance sheet of Pioneer Natural Resources GP LLC included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

Ernst & Young LLP

Dallas, Texas

March 5, 2009